Exhibit 21
Arcosa, Inc.
Active Subsidiaries as of February 27, 2026

Name of Subsidiary	Jurisdiction of Incorporation
4601 Holmes Road, LLC	Delaware
ACC CA, Inc.	California
ACC Colorado, LLC	Delaware
ACC DFW, LLC	Delaware
ACC Florida, LLC	Delaware
ACC Houston, LLC	Delaware
ACC Southeast, LLC	Delaware
ACC Texas, LLC	Delaware
ACC West, LLC	Delaware
Administradora Especializada, S. de R.L. de C.V.	Mexico
Ameron Pole Products LLC	Delaware
Arcosa Aggregates Gulf Coast, LLC	Delaware
Arcosa Aggregates Holdings, LLC	Delaware
Arcosa Aggregates Ohio River Valley, LLC	Delaware
Arcosa Aggregates Texas, LLC	Delaware
Arcosa Aggregates West, LLC	Delaware
Arcosa Canada Distribution, Inc.	Alberta
Arcosa Canada ULC	Alberta
Arcosa Construction Services, LLC	Texas
Arcosa Crushed Concrete, LLC	Delaware
Arcosa Cryogenics, LLC	Delaware
Arcosa EPI, LLC	Delaware
Arcosa Industries de México, S. de R.L. de C.V.	Mexico
Arcosa International Holdings AG	Switzerland
Arcosa LWB, LLC	Delaware
Arcosa LW BR, LLC	Delaware
Arcosa LWFP, LLC	Delaware
Arcosa LW HPB, LLC	Delaware
Arcosa LW KY, LLC	Delaware
Arcosa LW, LLC	Delaware
Arcosa LWS, LLC	Delaware
Arcosa Marine Components, LLC	Delaware
Arcosa Marine Leasing, Inc.	Delaware
Arcosa Marine Products, Inc.	Delaware
Arcosa Materials Holdings, Inc.	Delaware
Arcosa Materials, Inc.	Delaware
Arcosa Mining and Construction Equipment, Inc.	Delaware
Arcosa Shoring Products, Inc.	Delaware
Arcosa Stabilized & Recycling, LLC	Delaware
Arcosa Stabilized Materials, LLC	Texas

Name of Subsidiary	Jurisdiction of Incorporation
Arcosa Telecom Structures, LLC	Delaware
Arcosa Traffic and Lighting Structures, LLC	Delaware
Arcosa Wind Towers, Inc.	Delaware
Art Wilson Co.	Delaware
AWT Belen, LLC	New Mexico
Beaver Run Farms LLC	Delaware
CEMC Services, LLC	Delaware
Cherry Administration Services, Inc.	Texas
Cherry Companies Management, Inc.	Texas
Cherry Concrete Removal, Ltd.	Texas
Cherry Crawford Holdings, LLC	Delaware
Cherry Demolition, Inc.	Texas
Cherry Land Holdings, L.L.C.	Texas
Cherry Moving Company, Inc.	Texas
Cherry Recycling, Inc.	Texas
CreekWood Resources, LLC	Delaware
CWS Road Plate, L.L.C.	Texas
Diamond Gypsum, LLC	Delaware
East SM, LLC	Delaware
The Gravel Company, LLC	Texas
Harrison Gypsum, LLC	Delaware
HG Eagle, LLC	Delaware
Imperial Limestone Company Limited	British Columbia
Inland Marine Equipment LLC	Delaware
Jack Acquisitions, Inc.	Delaware
J.A. Jack & Sons, Inc.	Delaware
Lake Lynn Transportation LLC	Delaware
Lake Point Phase I LLC	Florida
Lake Point Phase II LLC	Florida
Lake Point Southfront LLC	Florida
Laurel Aggregates of Delaware, LLC	Delaware
Laurel Aggregates of PA, LLC	Delaware
Laurel Aggregates Terminal Services of Delaware, LLC	Delaware
Meyer Utility Structures, LLC	Delaware
Midwest Land Trust, LLC	Delaware
North Florida Rock, LLC	Delaware
OFE, S. de R.L. de C.V.	Mexico
Opelika Stone Company, LLC	Delaware
POB Exploration, LLC	Delaware
RB Parkway, LLC	Delaware
RB Paving and Construction, LLC	Delaware
River Aggregates, LLC	Delaware
Selinsky Road Holdings, LLC	Delaware

Name of Subsidiary	Jurisdiction of Incorporation
Servicios Corporativos Tatsa, S. de R.L. de C.V.	Mexico
Southwest Equipment Holdings, LLC	Arizona
Southwest Rock Products, L.L.C.	Delaware
Stavola Asphalt Company LLC	Delaware
Stavola Beaver Run Quarry, LLC	Delaware
Stavola Construction Materials LLC	Delaware
Stavola Contracting Company LLC	Delaware
Stavola Flemington Asphalt LLC	Delaware
Stavola Flemington Land LLC	Delaware
Stavola Industries, L.L.C.	Delaware
Stavola Newark Terminal LLC	Delaware
Stavola Oldbridge Materials, L.L.C.	Delaware
Stavola Quarries, L.L.C.	Delaware
Stavola Sand & Gravel LLC	Delaware
Stavola Silverbrook Land LLC	Delaware
Stavola Summit Land PA LLC	Pennsylvania
StonePoint Holding, LLC	Delaware
StonePoint Intermediate Holding, LLC	Delaware
StonePoint Materials LLC	Delaware
StonePoint Ultimate Holding, LLC	Delaware
Summit Anthracite LLC	Delaware
Utica Resources LLC	Delaware
Washita Valley Logistics, LLC	Delaware
Western Oklahoma Development Group, LLC	Delaware
Western States Gypsum, Inc.	Delaware
White Mountain Investment II, LLC	Arizona
White Mountain Properties, LLC	Delaware
White Mountain Rock Products, LLC	Arizona
Winn Marine, LLC	Delaware
Winn Materials, LLC	Delaware
Winn Materials of Kentucky LLC	Delaware